Exhibit 23.1




      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8/A of our report dated September 27, 2007, which appears on page F-1 of the annual report on Form 10-KSB of Scientific Industries, Inc. for the year ended june 30, 2007.

      We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                              /s/Nussbaum Yates Berg Klein & Wolpow, LLP
                              __________________________________________
                              Nussbaum Yates Berg Klein & Wolpow, LLP


Melville, New York
March 19, 2008